January 20, 1997

       Securities and Exchange Commission
       450 Fifth Street, N.W.
       Washington, D.C. 20549

            Re:  Vitro Diagnostics, Inc.
                    Form 10-KSB for the year ending October 31, 1996 SEC file no. 0-17378

       Dear Sir or Madam:

       Transmitted herewith through the EDGAR system is Form 10-KSB for he fiscal year ended October 31, 1996 for Vitro Diagnostics, Inc. Should you have any questions or comments concerning this matter please contact the undersigned at the 303-794-2000.



       Sincerely,



       Roger Hurst
       President